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                                                                     EXHIBIT 4.1

                              FTI CONSULTING, INC.

               ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED

     FTI CONSULTING, INC., a Maryland corporation having its principal office in Anne Arundel County, Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation that:

     ARTICLE FIRST:  The name of the Corporation (which is hereinafter called
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the Corporation is:

                              FTI Consulting, Inc.

     ARTICLE SECOND:  The purposes for which the Corporation is formed and the
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business or object to be carried on and promoted by it are as follows:

     1. To perform engineering investigations, scientific research, laboratory analyses and other technical consulting services;

     2. To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions that the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation;

     3. To do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time; and

     4.  To engage in any other lawful purpose and business.

     ARTICLE THIRD:  The total number of shares of all classes of stock that the
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Corporation has authority to issue is 50,000,000 shares, having an aggregate par value of $500,000, consisting of 45,000,000 shares of Common Stock (the "Common Stock") with a par value of $.01 per share, and 5,000,000 shares of Preferred Stock (the "Preferred Stock") with a par value of $.01 per share.

     ARTICLE FOURTH:  The present address of the principal office of the
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Corporation in this State is 2021 Research Drive, Annapolis, Maryland  21401.

     ARTICLE FIFTH:  The name and address of the resident agent of the
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Corporation in this State is Theodore I. Pincus, who is a resident of the State of Maryland, whose address is 2021 Research Drive, Annapolis, Maryland  21401.
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     ARTICLE SIXTH:  The following is a description of each class of stock of
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the Corporation, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

     A.  Common Stock.

     1. The Common Stock shall not be subject to classification or reclassification by the Board of Directors, and shall have the rights and terms hereinafter specified, subject to the terms of any other stock provided in the charter pursuant to classification or reclassification by the Board of Directors or otherwise in accordance with law.

     2. Each share of Common Stock shall have one vote, and, except as otherwise provided in this charter or in any written agreement among the Corporation and the holders of one or more classes of the Corporation's stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock, including, without limitation, the power to elect members of the Board of Directors.

     3. Subject to the provisions of law and the preference of any Preferred Stock then outstanding, dividends may be declared and paid on each share of Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

     4. In the event of any liquidations, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provisions for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

     5. As long as any of the Common Stock shall be listed and quoted on the NASDAQ National Market System, the Board of Directors of the Corporation shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors shall at all times include such number of "Independent Directors" (as such term is defined in Part III, Section 6(c) of Schedule D to the By-Laws of the National Association of Securities Dealers, Inc. ("NASD"), as the same may be amended from time to time) as shall be required by the By-Laws of the NASD for the Common Shares to be eligible for listing and quotation of the NASDAQ National Market. In the event that the Common Stock shall cease to be listed and quoted on the NASDAQ National Market, and subsequently is listed and quoted on an exchange or other trading system, the Board of Directors of the Corporation shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors shall at all times be consistent with the applicable rules and regulations, if any, for

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         the Common Stock to be eligible for listing and quotation on such exchange or other trading system.

     B.  Preferred Stock.

     6. The Board of Directors shall have authority to classify and reclassify any unissued shares of the Preferred Stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Preferred Stock; provided, however, that the Board of Directors shall not classify or reclassify any such shares into shares of Common Stock, or into any class or series of stock (i) which is not prior to the Common Stock either as to dividends or upon liquidation and (ii) which is not limited in some respect either as to dividends or upon liquidation. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

         (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall remain part of the authorized Preferred Stock and be subject to classification or reclassification as provided in this Section.

         (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of Preferred Stock, and the status of any such dividends as cumulative, cumulative to a limited extent or noncumulative and as participating or non-participating.

         (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

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         (d)  Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

         (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so the terms thereof.

         (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of Preferred Stock.

         (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

         (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, consistent with law and the Charter of the Corporation.

     7. For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of Preferred Stock or any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

         (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

         (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment

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              dates, or redemption or liquidation prices per share thereof are different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

         (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution, or winding up, as the case may be.

     8. Notwithstanding anything in these Articles to the contrary, as long as any of the Common Shares shall be listed and quoted on the NASDAQ National Market System, no Preferred Stock may be issued pursuant to the provisions of this Article SIXTH that would violate the applicable Voting Rights Policy of the NASDAQ National Market System, as the same may be amended from time to time.

     ARTICLE SEVENTH:  The number of directors of the Corporation shall be seven
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(7), which number may be increased or decreased pursuant to the By-Laws of the
Corporation or the Charter of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland nor or hereafter in force. The Board of Directors shall be divided into three classes with terms expiring in staggered years, with class one consisting of two members, class two consisting of two members and class three consisting of three members. Upon expiration of each member's initial term as a director, the number of directors equal to the number of the class whose term expires shall be elected for a term of three years. The current directors of the Corporation are:

                         James A. Flick
                         Peter F. O'Malley
                         George P. Stamas
                         Dennis J. Shaughnessy
                         Daniel W. Luczak (chairman)
                         Joseph R. Reynolds, Jr.
                         Jack B. Dunn, IV

     ARTICLE EIGHTH:  The following provisions are hereby adopted for the
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purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

     1. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of the Corporation's stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of

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         any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders, except as otherwise provided in this Charter.

     2. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities that the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

     3. The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders. Except as otherwise provided by statute or by the By-Laws, or by written agreement among the Corporation and the holders of one or more classes of the Corporation's stock, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

     4. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in this Charter.


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     5.  The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (b) its other employees and agents to such extent as shall be authorized by the Board of Directors or in the Corporation's By-Laws and be permitted by law. The foregoing shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such actions as are necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such By-Laws, resolutions and contracts implementing such provisions or such further indemnification arrangements as maybe permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or appeal.

     6. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or office of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

     7. Except as set forth in the Charter or in a written agreement among the Corporation and the holders of one or more classes of the Corporation's stock, the Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, or any of its outstanding stock by classification, reclassification or otherwise.

     8. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

     ARTICLE NINTH:  The duration of the Corporation shall be perpetual.
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